Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-1/A Amendment No 5 (Registration No. 333-154415) of SmartHeat, Inc. (the “Company”) of our report dated March 11, 2009 which appears in the Company’s Annual Report on Form 10-K for the year ended December, 31 2008. We also consent to the references to us under the heading “Experts” in such registration statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
May 22, 2009